Exhibit 99.1

Northern Technologies International Corporation Reports Financial Results for Fourth Quarter and Full Year Fiscal 2022

MINNEAPOLIS, Nov. 14, 2022 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the fourth quarter and fiscal year ended August 31, 2022.

Full year fiscal 2022 financial and operating highlights include (with growth rates on a fiscal year-over-year basis):

  Consolidated net sales increased 31.3% to a record $74,159,000
  Consolidated net sales increased 13.6%, excluding sales as a result of the September 2021 acquisition of the remaining 50% ownership in NTIC’s Indian Joint Venture
  ZERUST® net sales increased 26.1% to $57,459,000
  ZERUST® oil and gas net sales increased 21.5% to $4,608,000
  NTIC China net sales decreased 9.2% to $15,754,000
  Natur-Tec® product net sales increased 52.7% to $16,700,000
  Joint venture operating income decreased 21.9% to $10,494,000
  Net income attributable to NTIC increased to $6,325,000, compared to $6,281,000 last year
  Net income per diluted share attributable to NTIC was $0.66, compared to $0.64 per share last year
  NTIC’s cash and cash equivalents were $5,334,000 as of August 31, 2022

“NTIC achieved record sales in fiscal 2022, thanks to strong demand for Zerust Industrial products and services in North America, as well as for Natur-Tec and Zerust Oil & Gas products both in the U.S. and abroad. It’s important to also note the benefit NTIC received from acquiring our remaining 50% ownership interest of Zerust India at the start of fiscal 2022. These positives helped NTIC successfully navigate an otherwise very complex business environment throughout fiscal 2022, which brought supply chain issues, significant raw material cost increases, and challenges across our European and Asian markets. In turn, we believe positive market momentum will continue to be favorable in fiscal 2023, and that our long-term growth strategies, focused on providing our customers innovative solutions and global services, while diversifying our end markets, are being properly executed,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

“As we enter fiscal 2023, momentum remains strong across our North American Zerust Industrial market, as well as global Zerust Oil & Gas and Natur-Tec markets, which we expect will help NTIC continue to offset near-term uncertainty within our European and Asian markets. In addition, we expect our annual profitability to improve in fiscal 2023 as we continue to focus on rebuilding our margins,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 30.5% to $20,252,000 during the three months ended August 31, 2022, compared to $15,513,000 for the three months ended August 31, 2021. The year-over-year increase in consolidated net sales was primarily due to sales growth within the Company’s Zerust Industrial and Natur-Tec product categories, as a result of higher global demand and the recovery from the COVID-19 pandemic. For the full year ended August 31, 2022, consolidated net sales increased 31.3% to $74,159,000, compared to $56,494,000 for the prior fiscal year.

The following tables set forth NTIC’s net sales by product category for the three months and fiscal year ended August 31, 2022, and August 31, 2021 by segment:

	Three Months Ended
	August 31, 2022	% of Net Sales	August 31, 2021	% of Net Sales	% Change
ZERUST® industrial net sales	$13,202,204	65.2%	$10,163,474	65.5%	29.9%
ZERUST® joint venture net sales	715,470	3.5%	662,032	4.3%	8.1%
ZERUST® oil & gas net sales	1,553,314	7.7%	1,846,046	11.9%	(15.9)%
Total ZERUST® net sales	$15,470,988	76.4%	$12,671,552	81.7%	22.1%
Total Natur-Tec® net sales	4,780,929	23.6%	2,841,749	18.3%	68.2%
Total net sales	$20,251,917	100.0%	$15,513,301	100.0%	30.5%

	Fiscal Year Ended
	August 31, 2022	% of Net Sales	August 31, 2021	% of Net Sales	% Change
ZERUST® industrial net sales	$49,883,060	67.3%	$38,737,771	68.6%	28.8%
ZERUST® joint venture net sales	2,968,090	4.0%	3,023,197	5.4%	(1.8)%
ZERUST® oil & gas net sales	4,608,232	6.2%	3,793,466	6.7%	21.5%
Total ZERUST® net sales	$57,459,382	77.5%	$45,554,434	80.6%	26.1%
Total Natur-Tec® net sales	16,699,508	22.5%	10,939,385	19.4%	52.7%
Total net sales	$74,158,890	100.0%	$56,493,819	100.0%	31.3%

NTIC’s joint venture operating income decreased 8.1% to $2,996,000 during the three months ended August 31, 2022, compared to joint venture operating income of $3,261,000 during the three months ended August 31, 2021. This decrease was attributable to a corresponding reduction in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which decreased 22.0% to $25,859,000 during the three months ended August 31, 2022, compared to $33,159,000 for the three months ended August 31, 2021. The decrease was partially offset by $682,000 in the recovery of previously written-off fees for services related to the termination of its joint venture in China in fiscal 2015.

For fiscal 2022, NTIC’s joint venture operating income decreased 21.9% to $10,494,000, compared to joint venture operating income of $13,429,000 during the full year ended August 31, 2021. Net sales at NTIC’s joint ventures decreased 14.0% to $104,078,000 during the full year ended August 31, 2022, compared to $120,955,000 for the full year ended August 31, 2021.

Operating expenses, as a percent of net sales, for the fourth quarter of fiscal 2022 were 37.1%, compared to 42.5% for the same period last fiscal year. This improvement in operating leverage was due to higher fourth quarter fiscal 2022 sales and NTIC’s continued focus on controlling operating expenses. For the full fiscal year 2022, operating expenses, as a percent of net sales, were 38.3% compared to 43.7% for last fiscal year.

The Company reported net income attributable to NTIC for the fourth quarter of fiscal 2022 of $648,000, or $0.07 per diluted share, compared to net income of $1,652,000, or $0.17 per diluted share for the same period last fiscal year. For the full year ended August 31, 2022, net income attributable to NTIC increased to $6,325,000, or $0.66 per diluted share, compared to net income of $6,281,000, or $0.64 per diluted share for last fiscal year.

Non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $753,000, or $0.08 per diluted share, for the fourth quarter of fiscal 2022, compared to $1,652,000, or $0.17 per diluted share, for the same quarter last fiscal year. For the full year ended August 31, 2022, NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $3,031,000, or $0.32 per diluted share, compared to $6,281,000, or $0.64 per diluted share, for last fiscal year.

NTIC’s consolidated balance sheet remains strong, with working capital of $23,169,000 as of August 31, 2022, including $5,334,000 in cash and cash equivalents, $6,000 in available for sale securities, and an outstanding revolving line of credit balance of $5,900,000, compared to $25,231,000 of working capital as of August 31, 2021, including $7,681,000 in cash and cash equivalents and $5,000 in available for sale securities, and no outstanding line of credit balance.

At August 31, 2022, the Company had $21,815,000 of investments in joint ventures, of which $10,975,000 or 50.3%, is cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the fourth quarter and full fiscal year of 2022 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register.vevent.com/register/BIcc418f5936ab45b19aa57734cfde6878

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/cdygiufv. A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for almost 50 years and more recently has also expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s belief that positive market momentum will continue to be favorable in fiscal 2023 annual profitability will improve in fiscal 2023 as NTIC continues to focus on rebuilding its margins and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effects of the COVID-19 pandemic on NTIC’s business and operating results; the effects of supply chain and shipping issues on NTIC’s business and operating results; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the effect of economic uncertainty and trade disputes; NTIC’s dependence on its joint ventures, including in particular in Germany, its relationships with its joint venture partners and the success of its joint ventures, including fees and dividend distributions that NTIC receives from them; risks associated with NTIC’s international operations, including its NTIC China operations, its acquisition of the remaining 50% ownership interest in Zerust India, the United Kingdom’s exit from the European Union and exposure to fluctuations in foreign currency exchange rates and tariffs, including in particular the Euro compared to the U.S. dollar; the effect of inflation, an economic slowdown and possible recession and political unrest, including the current conflict between Russia and Ukraine; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the Company’s filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the fiscal year ended August 31, 2021 and subsequent quarterly reports on Form 10-Q, as well as its annual report on Form 10-K for the fiscal year ended August 31, 2022 to be filed with the SEC. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures, including net sales, excluding net sales attributable to Zerust India, adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. The reasons for the use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - AUGUST 31, 2022 AND 2021

	August 31, 2022	August 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,333,890	$7,680,641
Available for sale securities	5,590	4,634
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $439,000 as of August 31, 2022 and $382,000 as of August 31, 2021	14,136,930	11,128,805
Trade, joint ventures	697,861	624,808
Fees for services provided to joint ventures	1,765,117	1,505,127
Income taxes	—	386,574
Inventories	16,341,729	11,114,207
Prepaid expenses	1,953,764	1,302,293
Total current assets	40,234,881	33,747,089

PROPERTY AND EQUIPMENT, NET	12,170,493	11,821,458

OTHER ASSETS:
Investments in joint ventures	21,814,754	27,623,768
Deferred income taxes	—	92,554
Patents and trademarks, net	710,011	709,572
Goodwill	4,782,376	—
Intangible asset, net	5,923,867	—
Operating lease right of use asset	557,571	376,438
Total other assets	33,788,579	28,802,332
Total assets	$86,193,953	$74,370,879

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,796,494	$4,290,972
Line of credit	5,900,000	—
Income taxes payable	30,742	178,923
Accrued liabilities:
Payroll and related benefits	2,297,543	2,879,468
Other	667,292	894,497
Current portion of operating lease	373,330	272,336
Total current liabilities	17,065,401	8,516,196
LONG-TERM LIABILITIES:
Deferred income tax, net	1,700,015	—
Operating lease, less current portion	184,241	104,102
Total long-term liabilities	1,884,256	104,102

COMMITMENTS AND CONTINGENCIES (Note 17)
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of August 31, 2022 and August 31, 2021; issued and outstanding 9,232,483 and 9,184,811, respectively	184,650	183,696
Additional paid-in capital	19,939,131	18,736,268
Retained earnings	50,716,613	46,973,092
Accumulated other comprehensive loss	(7,245,132)	(3,525,030)
Stockholders’ equity	63,595,262	62,368,026
Non-controlling interests	3,649,034	3,382,555
Total equity	67,244,296	65,750,581
Total liabilities and equity	$86,193,953	$74,370,879

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2022 AND 2021

	Three Months Ended		Twelve Months Ended
	August 31, 2022	August 31, 2021	August 31, 2022	August 31, 2021
NET SALES:
Net sales, excluding joint ventures	$19,536,446	$14,851,270	$71,190,801	$53,470,623
Net sales, to joint ventures	715,471	662,031	2,968,089	3,023,196
Total net sales	20,251,917	15,513,301	74,158,890	56,493,819
Cost of goods sold	14,112,679	9,923,232	51,090,298	36,920,814
Gross profit	6,139,238	5,590,069	23,068,592	19,573,005

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,063,740	1,685,954	4,725,918	7,465,214
Fees for services provided to joint ventures	1,931,927	1,575,394	5,767,682	5,964,260
Total joint venture operations	2,995,667	3,261,348	10,493,600	13,429,474

OPERATING EXPENSES:
Selling expenses	3,378,723	3,271,541	13,038,180	12,016,974
General and administrative expenses	2,924,981	2,137,022	10,600,603	8,262,173
Research and development expenses	1,217,897	1,183,069	4,775,334	4,400,479
Total operating expenses	7,521,601	6,591,632	28,414,117	24,679,626

OPERATING INCOME	1,613,304	2,259,785	5,148,075	8,322,853

REMEASUREMENT GAIN ON ACQUISITION OF EQUITY METHOD INVESTEE	—	—	3,951,550	—
INTEREST INCOME	12,464	56,023	49,241	151,875
INTEREST EXPENSE	(55,018)	(5,425)	(89,096)	(16,086)

INCOME BEFORE INCOME TAX EXPENSE	1,570,750	2,310,383	9,059,770	8,458,642

INCOME TAX EXPENSE	613,399	532,317	1,873,836	1,461,905

NET (LOSS) INCOME	957,351	1,778,066	7,185,934	6,996,737

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	309,426	125,718	861,234	715,499

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC	$647,925	$1,652,348	$6,324,700	$6,281,238

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.07	$0.18	$0.69	$0.69
Diluted	$0.07	$0.17	$0.66	$0.64

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,232,483	9,146,879	9,216,216	9,116,472
Diluted	9,508,440	9,822,504	9,635,028	9,874,139
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.070	$0.065	$0.280	$0.195

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including net sales growth, excluding incremental sales attributable to Zerust India, adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following table provides reconciliations of financial measures calculated and reported in accordance with GAAP as well as adjusted non-GAAP financial measures presented in the accompanying release. The following is a reconciliation of NTIC’s reported net sales and adjusted net sales, excluding net sales attributable to Zerust India, on both a dollar and percentage increase basis.

	Three Months Ended August 31,			Twelve Months Ended August 31,
	2022	2021	% Increase	2022	2021	% Increase

Net sales, as reported	$20,251,917	$15,513,301	30.5%	$74,158,890	$56,493,819	31.3%
Deduct: Net sales attributable to Zerust India	2,706,500	—		9,967,464	—
Adjusted net sales, excluding net sales attributable to Zerust India	$17,545,417	$15,513,301	13.1%	$64,191,426	$56,493,819	13.6%

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per common share, in each case, as adjusted to exclude the net one-time gain related to the acquisition of the remaining 50% ownership interest of Zerust India and certain other adjustments as described below.

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2022	2021	2022	2021

Net income, as reported	$647,927	$1,652,348	$6,324,700	$6,281,238
Adjustments for adjusted net income:
Expenses related to Zerust India transaction	—	—	115,000	—
Gain on purchase of Zerust India	—	—	(4,612,638)	—
Cumulative foreign currency adjustment	—	—	661,088	—
Amortization expense	105,350	—	421,400	—
Tax impact of adjusted items	—	—	121,000	—
Adjusted net income	$753,277	$1,652,348	$3,030,550	$6,281,238

Weighted average shares outstanding (diluted)	9,508,440	9,822,504	9,635,028	9,874,139
Diluted net income per share, as reported	$0.068	$0.17	$0.66	$0.64
Adjustments for adjusted net income, net of tax impact, per diluted share[1]	0.011	—	(0.34)	—
Diluted adjusted net income per share	$0.08	$0.17	$0.32	$0.64

[1]Includes adjustments related to the items noted above, net of tax

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600